Exhibit 99.1

MDWerks’ Key Intellectual Property Assets Valued at Approximately $400 Million by Leading Independent Financial Advisory Firm

Green Cove Springs, FL – December 4, 2024 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that a nationally recognized tax, valuation, and financial advisory firm has estimated a fair market valuation for certain of the Company’s key patents, trademarks and trade names (collectively, the “Subject IP”) totaling approximately $400 million as of May 31, 2024. This independent valuation was prepared for the management team of MDWerks for planning purposes and does not represent an estimate of the Company’s equity value.

Jim Cassidy, Executive Chairman of MDWerks, commented, “We engaged an independent firm to appraise the value of our key intellectual property globally across our businesses and we are pleased to gain insight into the intrinsic value of our patents, trademarks and trade names. Their analysis underscores the substantial value of our underlying technology and brands. MDWerks’ expertise in energy wave technologies has led to multiple breakthroughs with industrial and commercial applications. Moreover, we are actively engaged in negotiating contracts with new customers that may further enhance the value of MDWerks’ intellectual property.”

The Subject IP

MDWerks and its subsidiaries are the assignees of three foundational patents (the “Patents”), the Two Trees® brand name, and multiple trademarks and trade names (the “Trademarks and Trade Names”) (collectively, the “Subject IP”). Key to the Patents is the use of microwave radio energy that can be finely tuned to provide specific molecular targeting, yielding controlled dipole rotation of those molecules, resulting in frictional molecular heating of only those specific molecules. Further, microwave radio energy can be applied at precise and multiple locations in a system, in ways that conventional single point heat sources cannot, resulting in improved efficiency, higher quality, and reduced processing time.

Application of Patented Technology by Two Trees

Within the alcoholic beverages market, the Company’s award-winning Two Trees Beverage Company (“Two Trees”) subsidiary is leveraging the Company’s foundational Patents in its aging process (the Sustainably Matured™ method) to accelerate the physical and chemical changes that occur during the aging of spirits without altering the natural process. The Company’s aging process uses the same ingredients as traditional aging does with wood, water, and alcohol, while activating the same conversion of acids into esters. The ingredients are placed in a stainless-steel tank and introduced to a proprietary electrical current technology. Radio waves cause the pores in the wood to open, transferring tannins and hemicellulose to the spirits.

The advantages of the Company’s Sustainably Matured™ method over conventional processes include the following:

●	Ability to experiment with intriguing flavor profiles across a variety of spirits categories using a unique combination of flavoring and wood types, including those that cannot be used to make barrels;

●	Speed and scalability;

●	85% to 90% less wood consumption, while eliminating the need to house barrels for multiple years; and

●	Lower carbon footprint and greater environmental sustainability.

Application of Patented Technology by RFS

Within industrial segments, the Company’s RF Specialties, LLC (“RFS”) subsidiary is leveraging the Company’s foundational Patents in its proprietary energy wave technologies to provide sustainable manufacturing solutions to customers in the engineered wood, structural wood, and adhesives space. Utilizing its energy wave expertise, RFS designs and builds custom manufacturing equipment that enables more efficient production lines, lower costs and greater environmental sustainability.

Future Opportunities for Company’s Patented Technology

The Company believes that its Patent portfolio can be applied beneficially in various segments, including:

●	Desalination: improvements over conventional systems that require high energy consumption

●	Municipal wastewater and sewage: improvements over conventional systems that require high chemical usage

●	Efficient heating for buildings and water: improvements over conventional systems that use single point heat sources

●	Pyrolysis: improvements over conventional systems that use single point heat sources

●	Incineration: improvements over conventional systems that incinerate in a central location

●	Petroleum refining: utilization of microwave radio energy during the esterification process presents advantages to current industry processes that employ sulfuric acid and other potentially harmful chemicals

●	Broader food and beverage sector

●	Pharmaceuticals

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards, including recent recognition at the 2022 Sip Awards, the 2022 Fifty Best Awards, and the 2023 Best of Asheville. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”) addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing energy costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com